Exhibit 5.1

                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

             TELEPHONE: (617) 439-2000      FACSIMILE: (617) 973-9748

DIRECT DIAL NUMBER                                                E-MAIL ADDRESS




                                October 10, 1997
                                    22237-19

CareMatrix Corporation
197 First Avenue
Needham, MA 02194

Gentlemen:

         Reference is made to that certain Registration Statement on Form S-3 (the "Registration Statement"), which CareMatrix Corporation, a Delaware corporation (the "Company"), is filing on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the resale of up to $115,000,000 aggregate principal amount of the Company's 6-1/4% Convertible Subordinated Debentures due 2004 (the "Debentures") by the holders thereof, and the resale of up to 3,982,683 shares of the Company's Common Stock, $.05 par value per share (the "Shares"), issuable upon the conversion of the Debentures by holders of Debentures who did not purchase such Debentures pursuant to the Registration Statement.

         We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Restated Certificate of Incorporation of the Company, the Company's By-laws, the Indenture under which the Debentures were issued, the corporate records of the Company to the date hereof, certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that: (i) the Debentures constitute binding obligations of the Company to the holders thereof; and (ii) the shares of Common Stock to be issued by the Company from time to time upon the conversion of Debentures, when issued under the terms of said Indenture, will be duly and validly issued, fully paid and non-assessable.

         We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be


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  NUTTER, MCCLENNEN & FISH, LLP


  CareMatrix Corporation
  October 10, 1997
  Page 2


used in connection with the resale of the aforesaid Debentures and shares of Common Stock only while the Registration Statement is effective and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                                             Very truly yours,

                                             /s/ Nutter, McClennen & Fish, LLP

                                             NUTTER, McCLENNEN & FISH, LLP


JED/ADA